SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 1, 2008




                                BTHC, XIV, Inc..
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                  0-52722                                      20-5456276
                  --------                                     ----------
          (Commission File Number)                           (IRS Employer
                                                           Identification No.)

               12890 Hilltop Road
                 Argyle, Texas                                    76226
                 -------------                                    -----
    (Address of Principal Executive Offices)                   (Zip Code)


                                 (972) 233-0300
               (Registrant's Telephone Number, Including Zip Code)

                  ---------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events

On July 1, 2008, the board of directors of BTHC XIV, Inc., a Delaware corporation (the "Corporation"), declared an 80% (0.8-for-1) forward stock split dividend on the issued and outstanding shares of its common stock, which is payable on July 16, 2008 to stockholders of record on July 11, 2008. Pursuant to the common stock dividend, stockholders will receive 0.8 new shares of common stock for each one share of common stock held by them on the record date. As a result of the common stock dividend, the total number of issued and outstanding shares of the Corporation's common stock will be increased from 500,007 shares to approximately 900,013 shares. No fractional shares will be issued in connection with common stock dividend and any fractional interests will be rounded up to the nearest whole share. Stock certificates representing the dividend shares will be mailed to the stockholders on July 16, 2008, the payment date. Stockholders will not be required to surrender their current stock certificates or to take any other action in order to receive the dividend. The ex-dividend date for purposes of transactions in the over-the-counter market will be July 17, 2008. The symbol for the Company's common stock on the OTC Bulletin Board will not change and will continue to be "BXIV."


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BTHC XIV, Inc.
                                         A Delaware Corporation


Date: July 3, 2008                       By:  /s/ Timothy P. Halter
                                             -----------------------------------
                                             Timothy P. Halter
                                             President, Chief Executive Officer,
                                             And Chief Financial Officer















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